Exhibit 4.2

Certificate Number 1	Number of Shares of Series B Common Stock Equivalent: 189,750

UMPQUA HOLDINGS CORPORATION

Series B Common Stock Equivalent

(par value $0.00 per share)

(liquidation amount as specified below)

UMPQUA HOLDINGS CORPORATION, an Oregon corporation (the “Corporation”), hereby certifies that MELLON INVESTOR SERVICES LLC, as depository (the “Holder”), is the registered owner of ONE HUNDRED EIGHTY-NINE THOUSAND SEVEN HUNDRED FIFTY (189,750) fully paid and non-assessable shares of the Corporation’s designated Series B Common Stock Equivalent, with a par value of $0.00 per share and a liquidation amount of $1,100 per share (the “Series B Stock”). The shares of Series B Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series B Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designations dated February 9, 2010 as the same may be amended from time to time (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series B Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this executed certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Registrar has properly countersigned, these shares of Series B Stock shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, this certificate has been executed on behalf of the Corporation by an Executive Vice President and by the Secretary or an Assistant Secretary this 9th of February 2010.

UMPQUA HOLDINGS CORPORATION

By:
Name:	Ronald L. Farnsworth
Title:	Executive Vice President Chief Financial Officer

By:
Name:	Steven L. Philpott
Title:	Executive Vice President Secretary

Series B Common Stock Equivalent

REGISTRAR’S COUNTER SIGNATURE

These are shares of Series B Stock referred to in the within-mentioned Certificate of Designations.

Dated: February 9, 2010

MELLON INVESTOR SERVICES LLC, as Registrar

By:
Name:
Title:

Series B Common Stock Equivalent

REVERSE OF CERTIFICATE FOR DESIGNATED PREFERRED STOCK

Non-cumulative dividends on each share of Series B Stock shall be payable at the applicable rate provided in the Certificate of Designations.

The shares of Series B Stock shall be convertible in the manner and accordance with the terms set forth in the Certificate of Designations.

The Corporation shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class or series of share capital issued by the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series B Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)

and irrevocably appoints:

as agent to transfer the shares of Series B Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this Certificate)

Signature Guarantee:

(Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)